Exhibit 99.1

Energous Celebrates a Year of Exceptional Growth and Innovation

SAN JOSE, Calif.—January 16, 2025—Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT), a pioneer in scalable, over-the-air wireless power networks (WPNs), today announced a year of positive milestones and increased momentum in 2024, reinforced by the growing market demand for its WPN solutions.

Recent highlights include:

•	Won an IoT Breakthrough Award for IoT Connected Retail Innovation of the Year

•	Awarded a scalable, multi-phase contract with a Fortune 10 retailer

•	Received multiple orders from a multinational retailer for grocery distribution

•	Received full FCC certification for its Energous 2W PowerBridge transmitter

•	Shipped first orders to a multinational technology company for reverse logistics

•	Won a Mobile Breakthrough Award for IoT Innovation of the Year

•	Engaged to develop a battery-free smart tag for global RFID leader

In addition, Energous recently completed growth funding of approximately $11.4 million, net of issuance costs and expenses, from its at-the-market offering program. This capital allows the company to execute its growth initiatives for 2025 and execute on the backlog of orders placed with the company. Energous is also conducting a non-traded convertible preferred offering to the crowd community to enable new investors to be a part of the company’s growth plan.

“2024 was a transformative year for the business, and we have already made significant strides in 2025 in connection with our financing efforts to ensure that our company is well positioned to fund its continued growth,” said Mallorie Burak, CEO and CFO, Energous Wireless Power Solutions. “As we push the boundaries of wireless power to create a world where battery-free devices are always connected and real-time data is always accessible, we remain committed to executing on three key initiatives: gaining traction with significant commercial accounts, demonstrating the value of our wireless power network solutions to businesses, and optimizing our operations.”

Energous continues to make progress on all fronts, carefully balancing continued reductions in infrastructure costs with strategic investments in scalable growth. Along with recent funding activities, the company believes sales momentum and increased interest in its WPN technology are creating the momentum needed to chart a path to profitability.

About Energous Wireless Power Solutions

Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT) is pioneering scalable, over-the-air (OTA) wireless power networks that enable unprecedented levels of visibility, control, and intelligent business automation. The Company’s wireless power transmitter and receiver technologies deliver continuous access to wireless power, helping drive a new generation of battery-free devices for asset and inventory tracking and management—from retail sensors, electronic shelf labels, and asset trackers, to air quality monitors, motion detectors, and more. For more information, visit www.energous.com or follow on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, statements about the success of our collaborations with our partners, statements about any governmental approvals we may need to operate our business, statements about our technology and its expected functionality, and statements with respect to expected company growth. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

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Media Contacts:

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